Exhibit 4.3

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE, dated as of June 30, 2017 (this “Supplemental Indenture”), among the Guarantors listed on Schedule I hereto  (the “Guarantors”), Jack Cooper Holdings Corp., a Delaware corporation (the “Issuer”) and U.S. Bank National Association, a national banking association, as Trustee and Collateral Agent (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee are parties to an Indenture, dated as of June 18, 2013 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 9.25% Senior Secured Notes due 2020 of the Issuer (the “Notes”);

WHEREAS, pursuant to its Amended and Restated Offer to Purchase, Offering Memorandum and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated June 15, 2017 (as the same may be amended, supplemented or modified from time to time, the “Offering Memorandum and Disclosure Statement”) and related Amended Consent and Letter of Transmittal (as the same may be amended, supplemented or modified from time to time, together with the Offering Memorandum and Disclosure Statement, the “Offer Documents”), the Issuer commenced an exchange offer for any and all of the outstanding Notes (the “Exchange Offer”) and solicited consents of the holders of the Notes (the “Consent Solicitation”) to amend the terms of the Indenture as set forth in Article I herein (the “Proposed Amendments”) and to release the collateral securing the obligations of the Issuer and the Guarantors under the Indenture (the “Collateral Release”);

WHEREAS, pursuant to Section 9.2(a) of the Indenture, the written consent of holders of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Proposed Amendments Consents”) is sufficient to adopted the Proposed Amendments;

WHEREAS, pursuant to Sections 9.2(b) and 10.3 of the Indenture, the written consent of holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes (the “Requisite Collateral Release Consents” and together with the Requisite Proposed Amendments Consents, the “Requisite Consents”) is sufficient to adopted the Proposed Amendments; and

WHEREAS, all things necessary to make this a legal, valid and binding agreement of the Issuer have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS

Section 1.1.    Certain Defined Terms.  Section 1. 1 (Definitions) of the Indenture is hereby amended by deleting from such Section those defined terms and section references that, by virtue of the Proposed Amendments and Collateral Release effected by this Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby.

Section 1.2.  The heading and text of each of Section 4.3 (Provision of Financial Information), Section 4.5 (Taxes), Section 4.6 (Stay, Extension and Usury Laws), Section 4.7 (Limitation on Restricted Payments), Section 4.8 (Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries), Section 4.9 (Limitation on Incurrence of Debt), Section 4.10 (Limitation on Asset Sales), Section 4.11 (Limitation on Transactions with Affiliates), Section 4.12 (Limitation on Liens), Section 4.13 (Maintenance of Property and Insurance), Section 4.14 (Offer to Purchase upon Change of Control), Section 4.16 (Limitation on Business Activities), Section 4.17 (Additional Note Guarantees), Section 4.18 (Limitation on Creation of Unrestricted Subsidiaries), Section 4.19

(Further Assurances), clauses (ii), (iii), (v), (vi) and (vii) of the first paragraph and the second paragraph of Section 5.1 (Consolidation, Merger, Conveyance, Transfer or Lease) and clauses (3), (4), (5), (6), (7), (8) and (9) of Section 6.1 (Events of Default) of the Indenture are deleted in their entirety and are each replaced with the following:

“{Reserved}”.

Section 1.3.  Any Notes issued under any provision of the Indenture subsequent to the date of this Supplemental Indenture shall bear a notation, in form acceptable to the Trustee, referring to this Supplemental Indenture, and shall vary from the form attached to the Indenture as Exhibit A as follows:

(a) Section 7 (Repurchase at the Option of Holder) of the form of Note attached as Exhibit A to the Indenture shall be deleted in its entirety and replaced with the following:

“{Reserved}”.

(b)  The “Option of Holder to Elect Purchase” form attached to the form of Note attached as Exhibit A to the Indenture is hereby deleted in its entirety and replaced with the following:

“{Reserved}”.

Section 1.4.    Deletion of Certain References.  Except as otherwise provided for in this Article I, all references in the Indenture to the Sections and definitions of the Indenture deleted pursuant to Sections 1.1 and 1.2 of this Supplemental Indenture are hereby deleted.

ARTICLE II

MISCELLANEOUS

Section 2.1.    Effectiveness.  This Supplemental Indenture will become effective upon the execution and delivery of the Supplemental Indenture by the parties hereto; provided, that the Proposed Amendments and Collateral Release shall not become operative until the first day on which Notes are accepted for payment by the Issuer pursuant to the Offer Documents following the receipt of the Requisite Consents to the Proposed Amendments and Collateral Release.

Section 2.2.    Confirmation.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 2.3.  Counterparts.  Parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

Section 2.4.    Governing Law.  THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE GUARANTEES AND THE

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NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 2.5.  Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions; and the invalidity of a particular provision in a particular jurisdictions shall not invalidate such provision in any other jurisdiction.

Section 2.6.  Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 2.7.  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 2.8.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.  The Trustee shall not be responsible for the recitals contained in this Supplemental Indenture, which shall be considered to be statements made by the Issuer and Guarantors.

Section 2.9.  Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

JACK COOPER HOLDINGS CORP.

By:
Name:
Title:

JACK COOPER TRANSPORT COMPANY, INC.

By:
Name:
Title:

PACIFIC MOTOR TRUCKING COMPANY

By:
Name:
Title:

AUTO HANDLING CORPORATION

By:
Name:
Title:

JACK COOPER LOGISTICS, LLC

By:
Name:
Title:

JACK COOPER SPECIALIZED TRANSPORT, INC.

By:
Name:
Title:

AUTO EXPORT SHIPPING, INC.

By:
Name:
Title:

AXIS LOGISTIC SERVICES, INC.

By:
Name:
Title:

JACK COOPER CT SERVICES, INC.

By:
Name:
Title:

JACK COOPER RAIL AND SHUTTLE, INC.

By:
Name:
Title:

CARPILOT, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:
Name:
Title:

Schedule I

AUTO HANDLING CORPORATION

JACK COOPER LOGISTICS, LLC

JACK COOPER TRANSPORT COMPANY, INC.

PACIFIC MOTOR TRUCKING COMPANY

JACK COOPER SPECIALIZED TRANSPORT, INC.

AUTO EXPORT SHIPPING, INC.

AXIS LOGISTIC SERVICES, INC.

JACK COOPER CT SERVICES, INC.

JACK COOPER RAIL AND SHUTTLE, INC.

CARPILOT, INC.